UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 18, 2021
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37603	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company x
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On March 18, 2021 Nickolay Kukekov was elected a director of BioRestorative Therapies, Inc. (the “Company”).
(e) On March 18, 2021, the Company’s Board of Directors adopted the BioRestorative Therapies, Inc. 2021 Stock Incentive Plan (the “Plan”).  Pursuant to the Plan, a total of 4,700,000,000 shares of common stock are authorized to be issued pursuant to the grant of stock options, restricted stock units, restricted stock and stock appreciation rights.
On March 18, 2021, the Company and Lance Alstodt, its President, Chief Executive Officer and Chairman of the Board, entered into an employment agreement (the “Alstodt Employment Agreement”) which provides for a term ending on March 18, 2026.  Pursuant to the Alstodt Employment Agreement, Mr. Alstodt is entitled to receive initially an annual salary of $250,000.  Mr. Alstodt’s annual salary will increase by $50,000 per year.  In addition, in the event certain performance goals are met, Mr. Alstodt’s salary will increase by $150,000.  The Alstodt Employment Agreement also provides for the grant to Mr. Alstodt pursuant to the Plan of (i) a ten year option for the purchase of 1,173,917,974 shares of common stock of the Company and (ii) 586,958,987 restricted stock units of the Company (“RSUs”).
On March 18, 2021, the Company and Francisco Silva, its Vice President, Research and Development, entered into an employment agreement (the “Silva Employment Agreement”) which provides for a term ending on March 18, 2026.  Pursuant to the Silva Employment Agreement, Mr. Silva is entitled to receive initially an annual salary of $225,000.  Mr. Silva’s annual salary will increase by $50,000 per year.  In addition, in the event certain performance goals are met, Mr. Silva’s salary will increase by $150,000.  The Silva Employment Agreement also provides for the grant to Mr. Silva pursuant to the Plan  of (i) a ten year option for the purchase of 1,173,917,974 shares of common stock of the Company and (ii) 586,958,987 RSUs.
The foregoing descriptions of the Plan, the Alstodt Employment Agreement, the Silva Employment Agreement and the stock option and RSU grants do not purport to be complete and are qualified in their entirety by reference to the full texts of the Plan, the Alstodt Employment Agreement, the Silva Employment Agreement, the Non-Qualified Stock Option Award Agreement for Mr. Alstodt, the Non-Qualified Stock Option Award Agreement for Mr. Silva, the Restricted Stock Unit Award Agreement for  Mr. Alstodt and the Restricted Stock Unit Award Agreement for Mr. Silva filed as Exhibits 99.1, 99.2, 99.3, 99.4, 99.5, 99.6 and 99.7, respectively, to this Current Report on Form 8-K, which are incorporated by reference herein.
Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
99.1	BioRestorative Therapies, Inc. 2021 Stock Incentive Plan.
99.2	Employment Agreement, dated as of March 18, 2021, by and between BioRestorative Therapies, Inc. and Lance Alstodt.
99.3	Employment Agreement, dated as of March 18, 2021, by and between BioRestorative Therapies, Inc. and Francisco Silva.
99.4	Non-Qualified Stock Option Award Agreement, dated as of March 18, 2021, between BioRestorative Therapies, Inc. and Lance Alstodt.
99.5	Non-Qualified Stock Option Award Agreement, dated as of March 18, 2021, between BioRestorative Therapies, Inc. and Francisco Silva.
99.6	Restricted Stock Unit Award Agreement, dated as of March 18, 2021, between BioRestorative Therapies, Inc. and Lance Alstodt.
99.7	Restricted Stock Unit Award Agreement, dated as of March 18, 2021, between BioRestorative Therapies, Inc. and Francisco Silva.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: March 19, 2021	By:	/s/ Lance Alstodt
Lance Alstodt
President and CEO